UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORT - MAY 14, 2007

XL GENERATION INTERNATIONAL INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-31165	20-0909393
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

353, St-Nicolas Street
Suite 205, Montreal, Quebec, Canada
H2Y 2P1
(Address of principal executive offices)

(514) 397-0575
(Registrant’s telephone number, including area code)

Sumpfstrasse 32
6304 Zug, Switzerland
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01: Other Events.

Resignation of the Director’s of XL Generation AG

On May 14, 2007, the Board of Directors of XL Generation International Inc. (the “Company”), acting as the sole shareholder of XL Generation AG, the Company’s subsidiary, at a special shareholders meeting of XL Generation AG, dismissed Mr. Albert Beerli and Mr. Pascal Beerli as the Directors of XL Generation AG. Subsequent to the date of the shareholders’ meeting of XL Generation AG, the Company received notarized resignations from each of Mr. Albert Beerli and Mr. Pascal Beerli stating that they had resigned as of May 4, 2007. The Company has recorded May 14, 2007 as the effective date of the respective cessation of services of Mr. Albert Beerli and Mr. Pascal Beerli as directors of XL Generation AG. Mr. Albert Beerli continues to serve as a Director of the Company.

New Address

As of May 29, 2007, the Company’s board of Directors has approved the change of address of the Company. The Company’s principal office and mailing address is now: 353, St-Nicolas Street Suite 205, Montreal, Quebec, Canada, H2Y 2P1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, XL Generation International Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

XL GENERATION INTERNATIONAL INC.

Dated: May 31, 2007	By:	/s/ Alexander C. Gilmour
Name: Alexander C. Gilmour
Title: Acting Chief Executive Officer and Director